UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2009

GREENHUNTER ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33893	20-4864036
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1048 Texan Trail
GRAPEVINE, TEXAS	76051
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (972) 410-1044

Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory                  Arrangements of Certain Officers.
     On October 2, 2009 GreenHunter Energy, Inc. (the “Company”) issued a press release (the “Press Release”) with respect to certain changes in the Company’s senior management. On October 1, 2009 the Board of Directors of the Company approved the election of Jonathan D. Hoopes as the Company’s President and Chief Operating Officer effective immediately. Mr. Hoopes was also appointed to the Company’s Board of Directors.
     The Company and Mr. Hoopes entered into an employment agreement. The employment agreement provides for a term of two years and compensates Mr. Hoopes with a base salary of $250,000 per year. In addition, the agreement provides for termination payments in the event Mr. Hoopes is terminated without just cause or he resigns for good reason within one year after a change of control. Mr. Hoopes’ agreement also provides that he will be a board member so long as he is employed by the Company during the term of the agreement. The foregoing is qualified by reference to Exhibit 99.2 to this Current Report on Form 8-K, which is incorporated herein by reference.
     Prior to his appointment as an officer and director of the Company, Mr. Hoopes entered into a consulting agreement earlier this year with the Company concerning Mr. Hoopes’ engagement as a strategic advisor to the Company in connection with the divestiture of certain non-core assets of the Company.
     The foregoing is qualified by reference to Exhibit 99.1 to this Current Report on Form 8-K, which is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
     (a) Financial Statements of Business Acquired.
     Not applicable.
     (b) Pro Forma Financial Information.
     Not applicable.
     (c) Shell Company Transactions.
     Not applicable.
     (d) Exhibits.

Exhibit
Number	Exhibit Title

99.1	Press Release of the Company dated October 2, 2009.
99.2	Employment Agreement with Jonathan D. Hoopes, dated as of October 1, 2009.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENHUNTER ENERGY, INC.
Date: October 6, 2009	By:	/s/ Gary C. Evans
Gary C. Evans
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Exhibit Title

99.1	Press Release of the Company dated October 2, 2009.
99.2	Employment Agreement with Jonathan D. Hoopes, dated as of October 1, 2009.